For the fiscal year ended (a) 7/31/95
File number (c) 811-5055

                         SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On May 3, 1995 the Trustees approved amended liquidity procedures and amended valuation procedures.
































77d-i.asc